UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) September 13, 1999


                          GLOBAL MED TECHNOLOGIES, INC.
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             (Exact name of registrant as specified in its charter)


             Colorado                0-22083                  84-1116894
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    (State or other jurisdiction  (Commission File No.)   (I.R.S. Employer
       of incorporation)                                 Identification No.)


             12600 West Colfax, Suite C-420, Lakewood, CO   80215
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              (Address of principal executive offices)    (Zip Code)


                                 (303) 238-2000
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              (Registrant's telephone number, including area code)



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Item 4.  Changes In Registrant's Independent Accountants

On September 3, 1999, in its Current Report on Form 8-K, the Company reported that KPMG LLP was dismissed as the independent accountants for Global Med Technologies, Inc. (the "Company").

The decision to change accountants was approved by the Company's Board of Directors.

On September 13, 1999, the Company engaged the accounting firm of Deloitte & Touche LLP as the Company's independent accountants for the year ending December 31, 1999. Deloitte & Touche LLP are independent accountants for Heng Fung Holdings Company Limited, the Company's majority shareholder and for eVision USA.Com, Inc., holder of warrants to purchase 10,000,000 shares of common stock of Global for $0.25 per share.

During the Company's two most recent fiscal years and subsequent interim period up to the date of the engagement of Deloitte & Touche LLP, the Company did not consult with Deloitte & Touche LLP with regard to any matter concerning the application of accounting principles to any specific transactions, either completed or proposed, or the type of audit opinion that might be rendered with respect to the Company's financial statements.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 13, 1999                    Global Med Technologies, Inc.


                                             By: /s/ Michael I. Ruxin
                                                --------------------------------
                                                 Michael I. Ruxin,
                                                 Chief Executive Officer




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